UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

Nexstar Media Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062
(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Nexstar Media Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on June 6, 2018. A total of 45,755,765 shares of common stock were issued and outstanding as of the record date of the Meeting, April 23, 2018, and a total of 42,694,748 shares were present or represented by proxy and voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting, as described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on April 27, 2018.

Proposal 1

The voting results of the proposal to elect three nominees to serve as Class III directors of the Company for three years were as follows:

	FOR	WITHHELD	BROKER NON- VOTES
Perry A. Sook	36,735,222	1,867,576	4,091,950
Geoff Armstrong	35,332,315	3,270,483	4,091,950
Jay M. Grossman	35,437,082	3,165,716	4,091,950

Proposal 2

The voting results of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 were as follows:

FOR	AGAINST	ABSTENTIONS
40,677,063	1,751,682	266,002

Proposal 3

The voting results of the proposal to approve, by non-binding vote, the compensation of the Company’s named executive officers reported in the Company’s 2018 proxy statement were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON- VOTES
15,229,493	22,494,993	878,311	4,091,951

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: June 11, 2018	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)